Conseco Fund Group
                             N-SAR for June 30, 1997
                        Exhibit in Response to Item 77Q1


Item 77Q1:

1)    Amended Registrant Investment Advisory Contracts

         Incorporated by reference from Post-Effective Amendment No. 1 to Registrant's Registration Statement (SEC File No. 333-13185) filed on July 30, 1997. Edgar Accession No. 0000898432-97-000365.